EXHIBIT 31.1

Certification of Principal Executive Officer Pursuant to
Securities Exchange Act Rule 13a-14(a)
As Adopted Pursuant to
 Section 302 of the Sarbanes-Oxley Act of 2002

I, Marc H. Hedrick, certify that:

1.	I have reviewed this Amendment No. 1 to Annual Report on Form 10-K of Cytori Therapeutics, Inc.;

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: March 24, 2016
/s/ Marc H. Hedrick, MD
Marc H. Hedrick,
President & Chief Executive Officer